UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   July 17, 2013

Mopals.com, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-105778	05-0554486
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

294 Richmond Street East, Suite 200
Toronto, Ontario, CANADA, M5A 1P5
 (Address of principal executive offices)(Zip Code)

416-362-4888
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 17, 2013, the board of directors (the “Board”) of MoPals.com, Inc. (the “Company”) appointed Ralph Lean as chairman of the Board. On that same day, the Board appointed Todd Halpern as Vice Chairman of the Board and Chairman of the Board’s Compensation Committee.

On July 23, 2013, the Board appointed Luce Veilleux as a member of the Board and Chair of the Program Development Committee of the Company.

Ralph Lean, 67, Chairman of the Board of Directors. Mr. Lean was a partner at Cassels Brock & Blackwell LLP for the past twenty three years, and in  May 2013 was named counsel at Heenan Blaikie Toronto.  He serves on the board of several Canadian public and private companies, as well as a number of charities, foundations and civic groups such as director of Score Digital (formerly Score Media), World Film Festival of Toronto, Chairman of the Board of Right to Play Foundation, Board of Governors B’nai Brith Canada and a was previously a member of Ontario’s Teacher’s Pension Plan. Mr. Lean is also an Honorary Consul to the Kingdom of Morocco and a Distinguished visiting Professor at Ryerson University.

Mr. Lean qualifications to serve on our board of directors include his extensive experience as a member of the board of various public and private companies, as well as his expertise in legal profession .

Todd Halpern, 55, Vice Chairman of the Board of Directors. Mr. Halpern currently serves as the President of Halpern Enterprises, which he joined in 1979 and has served as a member of the board of directors since 2005.  He is also the Board Champion of the Krembil Neuroscience Centre, the Brain Campaign, the Arthritis Campaign and the Peter Munk Cardiac Centre Campaign and is also the Chair of the Grand Cru Culinary Wine Festival

Mr. Halpern’s qualifications to serve on our board of directors includes board experience in other organizations and business relationships, knowledge and experience.

Luce Veilleux, 50 Director From 2004 through 2013, Ms. Veilleux served as the Senior Vice President of Retail Products, International Division at Scotiabank.  Currently, she sits on the Boards of Yellow Pepper and Tafemusik, and has served on the Advisory Boards of MasterCard Latin America and the Caribbean, Fair Isaac, and IBM. She has also previously worked as the Chief Marketing Officer of Aeroplan, a division of AIMIA Inc., and Vice President of Marketing, Retail and Commercial Banking for Royal Bank of Scotland. Ms. Veilleux brings a great depth of strategic business experience from the loyalty and financial sectors.

Ms. Veilleux qualifications to serve on our board of directors include her unique knowledge and experience in the in credit card, financial service, loyalty management and database marketing industries and also serving on variety of boards

Family Relationships

No family relationship has ever existed between any director, executive officer of the Company, and any person contemplated to become such.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Employment Agreements

The Company has not entered into an employment agreement with any director or executive officer of the Company.

Item 8.01           Other Events.

On July 17, 2013, the Company issued a press release announcing the appointment of Ralph Lean and Todd Halpern to the Board of Directors of the Company, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K (this “Report”).

On July 23, 2013, the Company issued a press release announcing the appointment of Luce Veilleux to the Board of Directors of the Company and Jason Kemp as Vice President of User Experience, a copy of which is attached as Exhibit 99.2 to this Report.

Item 9.01           Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Description
99.1	Press Release Dated July 17, 2013.

99.2	Press Release Dated July 23, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MoPals.com Inc.

By:	/s/ Alex Haditaghi
Alex Haditaghi
President and Chief Executive Officer

Dated: July 31, 2013